UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 20, 2016

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NEXEON MEDSYSTEMS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55655	81-0756622
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1708 Jaggie Fox Way Lexington, Kentucky	40511
(Address of Principal Executive Offices)	(Zip Code)

844-919-9990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Commercial Officer

On December 15, 2016, the Board of Directors of Nexeon MedSystems Inc (the “Company”), appointed Brian Blischak to serve as the President and Chief Commercial Officer of the Company effective as of December 1, 2016 (the “Effective Date”).

Mr. Blischak has over 20 years of experience in the medical device field and 16 years of experience in neuromodulation serving in senior commercial operations and executive roles for ImThera Medical and St. Jude Medical.  Prior to his appointment as President and Chief Commercial Officer, he served for four years as Senior Vice President of Sales and Marketing at ImThera Medical, Inc., a developer of an implantable neurostimulation system for sleep apnea.  Prior to that, Mr. Blischak spent twelve years in the St. Jude Medical Neuromodulation Division, where he led the commercialization and launch of two major deep brain stimulation product families consisting of over 20 products in more than 15 countries, including the patient recruitment efforts for two pivotal Investigational Device Exemption (“IDE”) studies for Parkinson's disease and essential tremor and two IDE feasibility studies for major depressive disorder.

Employment Agreement.

On December 15, 2016, the Board of Directors approved the terms of an Employment Agreement entered into between the Company and Mr. Blischak on December 20, 2016 (the “Agreement”).

The term of the Agreement is four (4) years from the Effective Date and may automatically be extended for one additional year. Upon expiration of the term of the Agreement, Mr. Blischak shall remain an “at will” employee of the Company, but shall still be subject to and bound by the terms of the Agreement.

Compensation. The Agreement provides that Mr. Blischak will have a minimum annual base salary (“Base Salary”) of $250,000 from the Effective Date. The Base Salary shall not include any benefits made available to Mr. Blischak or any contributions or payments made on his behalf pursuant to any employee benefit plan or program of the Company, including any health, disability or life insurance plan or program, 401K plan, cash bonus plan, stock incentive plan, retirement plan or similar plan or program of any nature.

Other Employee Benefits. Mr. Blischak shall be eligible to participate in various company benefit programs, as they become available, pursuant to the terms of the Company’s applicable benefit plans and policies available to other similarly situated employees of the Company.

Health Reimbursement Account. The Company shall establish and maintain a Health Reimbursement Account (Section 105 Plan) (“HRA”) for the benefit of Mr. Blischak and his immediate family. During the term of the Agreement and until Company makes available a health insurance benefit that Mr. Blischak deems superior to this arrangement, Company shall contribute one-thousand and three hundred and fifty dollars ($1,350.00) per month to Executive’s HRA account. Executive will draw upon this account to pay for health insurance premiums, deductibles, co-payments and any other health care expenses permitted by the HRA Plan (“Health Costs”), and unused funds shall roll forward until thirty (30) days after the his employment terminates for any reason, at which time any remaining funds would revert to the Company. The amount of Company’s contribution to the HRA shall be reviewed and increased effective January 1 of each year of the Agreement to reflect changes in Health Costs and the cost of health insurance available to Mr. Bllischak and his immediate family.

Bonus. The Agreement provides that in addition to the annual Base Salary described above, Mr. Blischak shall also be eligible for an annual performance-based bonus of thirty percent (30%) of his annual Base Salary, to be earned by satisfactorily meeting criteria established by the Company’s Chief Executive Officer and approved by the Compensation Committee of the Board of Directors prior to March 1 each year. Mr. Blischak will receive the full 30% bonus amount if such criteria are satisfactorily met. In the event that Mr. Blischak’s performance exceeds this standard, he may be considered for a bonus in an amount larger than 30%. In the event that his performance falls short of this standard, he may receive less than the full bonus percentage. A minimum of seventy percent (70%) of the annual bonus compensation shall be paid in cash, and the balance shall be paid in unrestricted common stock of the Company, or such other mutually agreeable consideration. During the term of the Agreement, the yearly annual bonus shall be paid within sixty (60) days of the calendar year end.

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Stock Options. Upon execution of the Agreement, Mr. Blischak was granted an initial grant of one million one hundred and fifty thousand (1,150,000) non-transferable stock options to purchase shares of the Company’s Common Stock, consisting of five hundred thousand (500,000) incentive stock options (“ISO”), and six hundred and fifty thousand (650,000) non-qualified stock options (“NQSO”). With respect to the ISO options, one hundred thousand (100,000) ISO options vested on the Effective Date, and additional lots of one hundred thousand (100,000) ISO options each shall vest on January 2, 2017, 2018, 2019 and 2020. With respect to the NQSO options, thirty eight thousand (38,000) NQSO options vested on the Effective Date, and seventeen thousand (17,000) NQSO options shall vest on January 1, 2017. An additional seventeen thousand (17,000) options shall vest on the first day of each month thereafter until all NQSO options are fully vested on December 1, 2019.

The exercise price of all options is $1.00 per share and the options shall expire in eight years from the grant date. All options shall vest immediately upon a Termination without Cause, Change in Control, or Termination for Good Reason as set forth below.

Termination.

Death or Disability. In the event that Mr. Blischak’s employment terminates due to his death, his estate shall receive severance benefits equal to 1/12th of the sum of (A) his highest annual salary in effect at any time during the term of the Agreement or his salary in effect immediately prior to his death, whichever is the larger amount, plus (B) the amount of the bonus or incentive compensation targeted for payment to him for the fiscal year during which his death occurs. In the event that Mr. Blischak’s employment terminates due to his Disability (as defined in the Agreement), he will receive severance benefits equal to 6/12th of the sum of of (A) his highest annual salary in effect at any time during the term of the Agreement or his salary in effect immediately prior to his termination due to Disability, whichever is the larger amount, plus (B) the amount of the bonus or incentive compensation targeted for payment to him for the fiscal year during which his termination due to Disability occurs.

Termination for Cause. In the event that Mr. Blischak’s employment is terminated by the Company for Cause (as defined in the Agreement), Mr. Blischak shall be entitled to all accrued compensation, including vested stock and stock options, up through the date of termination but shall not be entitled to additional severance payments.

Termination without Cause or Change in Control. In the event that Mr. Blischak’s employment is terminated by the Company without Cause or as a result of a Change in Control (as defined in the Agreement), Mr. Blischak will receive severance compensation pursuant to the following formulas:

(i)       In the event of a termination without Cause, or a Change in Control occurs, occurring prior to the first, second, or third year anniversary of the Agreement, Mr. Blischak shall receive a lump sum severance amount equal to 4/12th, 5/12th, or 6/12th respectively of the sum of (A) his highest annual salary in effect at any time during the term of the Agreement or his salary in effect immediately prior to the termination or Change in Control, whichever is the larger amount, plus (B) the amount of the bonus or incentive compensation targeted for payment to him for the fiscal year during which the termination or the Change in Control occurs.

(ii)       In the event of a termination without Cause, or a Change in Control occurs, occurring at any time after the third-year anniversary of the Agreement, Mr. Blischak will receive a lump sum severance amount equal to 6/12th of the sum of (A) his highest annual salary in effect at any time during the term of the Agreement or his salary in effect immediately prior to the termination or Change in Control, whichever is the larger amount, plus (B) the amount of the bonus or incentive compensation targeted for payment to him for the fiscal year during which the termination or the Change in Control occurs.

Termination for Good Reason. In the event that Mr. Blischak terminates his employment with the Company for Good Reason (as defined in the Agreement), he will receive a severance payment equal to 3/12th of the sum of (A) his highest annual salary in effect at any time during the term of the Agreement or his salary in effect immediately prior to the termination, whichever is the larger amount, plus (B) the amount of the bonus or incentive compensation targeted for payment to him for the fiscal year during which the termination occurs.

Release of Claims. As a condition to receiving any severance, Mr. Blischak must execute a full general release satisfactory to the Company, releasing all claims, known or unknown that Mr. Blischak may have against the Company arising out of or in any way related to his employment or termination of employment with Company prior to receipt of the severance payment. If Company fails to provide Mr. Blischak with a signed, full general release within seven (7) days of the termination date, then Company shall waive this requirement. Any severance and other amounts due shall be paid in full within seven (7) days of the termination date, and execution or waiver of the full general release as applicable.

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Non-Solicitation; Confidentiality; Contributions and Inventions. The Agreement includes certain  non-solicit and confidentiality covenants in favor of the Company, as well as the assignment by Mr. Blischak of all rights, title and interest in any contributions and inventions made or conceived by Mr. Blischak alone or jointly with others related to the business of the Company during the term of the Agreement.

The foregoing summary of the Agreement does not purport to be a complete statement of the parties’ rights under the Agreement and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Chief Financial Officer

On December 15, 2016, the Board of Directors of Nexeon MedSystems Inc (the “Company”), appointed Christopher R. Miller to serve as the Chief Financial Officer of the Company effective as of December 1, 2016 (the “Effective Date”). Mr. Miller has been serving as the Company’s Interim Chief Financial Officer since December 2015.

Prior to his appointment as Interim Chief Executive Officer, Mr. Miller has been providing financial and business development consulting and interim CFO services, with a focus on early-stage companies since 2002. From 2006 to 2008, Mr. Miller provided public company valuation, financial modeling and due diligence services to Doherty & Company, LLC, a Los Angeles based broker-dealer specializing in venture capital, private equity funding, mergers and acquisitions advisory and valuations for early-stage companies. From June 2009 to June 2010, Mr. Miller served as a member of the Board of Directors of WindGen Energy, Inc. (WGEI.PK). Other than the foregoing, Mr. Miller does not currently, and has not for the last five years, served as a member of the Board of Directors for any public companies.

Executive Employment Contract

On December 15, 2016, the Board of Directors approved the terms of an Executive Employment Contract entered into between the Company and Mr. Miller on December 21, 2016 (the “Miller Employment Contract”).

The term of the employment relationship is for three (3) years after the Effective Date. The Employment Contract shall automatically renew for an additional one year term.

Compensation. The Employment Contract provides that Mr. Miller will have an annual base salary (“Base Salary”) of (i) $125,000 per year from the Effective Date through December 31, 2017; (ii) $150,000 per year from January 1, 2018 through December 31, 2018; and (iii) $175,000 per year from January 1, 2019 through December 31, 2019.

Other Employee Benefits. Mr. Miller shall be eligible to participate in various company benefit programs, as they become available, pursuant to the terms of the Company’s applicable benefit plans and policies available to other similarly situated employees of the Company.

Bonus. The Employment Contract provides that in addition to the annual Base Salary described above, Mr. Miller shall also be eligible for an annual performance-based bonus of twenty percent (20%) of his annual Base Salary, to be earned by satisfactorily meeting criteria established by the Company’s Chief Executive Officer and approved by the Compensation Committee of the Board of Directors prior to March 1 each year. Mr. Miller will receive the full 20% bonus amount if such criteria are satisfactorily met. In the event that Mr. Miller’s performance exceeds this standard, he may be considered for a bonus in an amount larger than 20%. In the event that his performance falls short of this standard, he may receive less than the full bonus percentage. A minimum of seventy percent (70%) of the annual bonus compensation shall be paid in cash, and the balance shall be paid in unrestricted common stock of the Company, or such other mutually agreeable consideration. During the term of the Employment Contract, the yearly annual bonus shall be paid within sixty (60) days of the calendar year end. In the event the Employment Contract is terminated by the Company or Mr. Miller terminates his employment under the Employment Contract, Mr. Miller will earn the Base Salary prorated to the date of termination. The prorated Base Salary will be based on a thirty (30) day calendar month.

Stock Options. Upon execution of the Employment Contract, Mr. Miller was granted stock options to purchase 306,000 shares of the Company’s restricted Common Stock pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Option Shares”). The Option Shares shall vest at the rate of 8,500 shares per month for a period of thirty-six (36) months. The Option Shares exercise price is $1.00 per share. Any Option Shares that have not yet been vested as of the date of the end of the term of the Employment Contract shall be subject to forfeiture as set forth below.

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Stock Award. In January 2016, the Company issued to Mr. Miller 252,000 shares of the Company’s restricted common stock for prior and then ongoing consulting services (the “Shares”). On the Effective Date of the Employment Contract, 148,000 Shares were vested and the remaining 104,000 shares will vest at the rate of 8,000 shares per month for a period of thirteen (13) months.

Termination.

Death or Disability. In the event that Mr. Miller’s employment terminates due to his death, the Employment Contract provides that his estate shall receive severance benefits equivalent to thirty (30) days of Mr. Miller’s Base Salary. In the event that Mr. Miller’s employment terminates due to his Disability (as defined in the Employment Contract), the Employment Contract provides that he will receive severance benefits equivalent to ninety (90) days of Mr. Miller’s Base Salary.

Termination for Cause. In the event that Mr. Miller’s employment is terminated by the Company for Cause (as defined in the Employment Contract), Mr. Miller shall be entitled to all accrued compensation, including vested stock options, up through the date of termination but shall not be entitled to additional severance payments.

Termination Without Cause. In the event that Mr. Miller’s employment is terminated by the Company without Cause, Mr. Miller will receive the Base Salary then in effect, prorated to the date of termination. In addition, Mr. Miller will receive a severance payment equivalent to ninety (90) days of the Base Salary.

Termination for Good Reason. In the event that Mr. Miller terminates his employment with the Company for Good Reason (as defined in the Employment Contract), he will receive a severance payment equivalent to ninety (90) days of Base Salary.

Release of Claims. As a condition to receiving any severance, Mr. Miller must execute a full general release satisfactory to the Company, releasing all claims, known or unknown that Mr. Miller may have against the Company arising out of or in any way related to his employment or termination of employment with Company prior to receipt of the severance package.

Non-Solicitation; Confidentiality; Contributions and Inventions. The Employment Contract includes certain  non-solicit and confidentiality covenants in favor of the Company, as well as the assignment by Mr. Miller of all rights, title and interest in any contributions and inventions made or conceived by Mr. Miller alone or jointly with others related to the business of the Company during the term of the Employment Contract.

The foregoing summary of the Employment Contract does not purport to be a complete statement of the parties’ rights under the Employment Contract and is qualified in its entirety by the full text of the Employment Contract, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Brian Blischak dated December 20, 2016 and Stock Option Award Agreement
10.2	Executive Employment Contract between the Company and Christopher R. Miller dated December 21, 2016 and Stock Option Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEON MEDSYSTEMS INC

	By:	/s/ Ronald Conquest
Date: December 29, 2016		Ronald Conquest
Chief Operating Officer

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